Exhibit 99.1

Community Bankers Trust Corporation Reports Results for First Quarter of 2019

Net income of $3.5 million in the first quarter of 2019 is an increase of $909,000, or 35.0%, over the first quarter of 2018 and a linked quarter increase of $146,000, or 4.3%.

Conference Call on Friday, April 26, 2019, at 10:00 a.m. Eastern Time

Richmond, VA, April 26, 2019 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the first quarter of 2019.

operating Highlights

•	Loans, excluding purchased credit impaired (PCI) loans, grew $33.7 million, or 3.5%, since March 31, 2018.
•	Deposits grew $71.8 million, or 6.5%, from March 31, 2018 to March 31, 2019.
•	Noninterest bearing deposits grew $15.7 million, or 10.4%, year-over-year.
•	Net interest margin increased on both a linked quarter basis and year-over-year, to 3.81% in the first quarter of 2019 from 3.78% in the fourth quarter of 2018 and from 3.76% in the first quarter of 2018.
•	Federal Home Loan Bank advances decreased $32.0 million, or 31.7%, from one year ago.
•	The Company recommenced paying a common stock dividend, declaring a dividend of $0.03 per share that was paid on April 1, 2019.

Financial HIGHLIGHTS

•	Net income was $3.5 million for the quarter ended March 31, 2019, compared with net income of $3.4 million in the fourth quarter of 2018 and net income of $2.6 million in the first quarter of 2018.
•	Fully diluted earnings per common share was $0.16 for the quarter ended March 31, 2019, compared with $0.15 per share and $0.12 per share for the quarters ended December 31, 2018 and March 31, 2018, respectively.
•	Interest and dividend income increased $1.7 million, or 12.3%, in the first quarter of 2019 compared with the first quarter of 2018.
•	Interest and fees on loans were $12.4 million in the first quarter of 2019, an increase of $1.5 million, or 14.2%, over the first quarter of 2018.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The first quarter had many positive trends that helped create strong earnings growth both quarter over quarter and year over year. Net income was $3.5 million for the quarter ended March 31, 2019, compared with net income of $3.4 million in the fourth quarter of 2018 and net income of $2.6 million for the same period last year. I am also excited to report that fully diluted earnings per share was 16 cents, up from 12 cents per share for the first quarter of 2018.”

Smith added, “Loan growth was typical for the first quarter, and year over year growth was 3.4%. By being more selective on loans and continuing our focus on low cost deposit growth, we were able to increase our net interest margin from 3.78% in the fourth quarter of 2018 to 3.81% in the first quarter of 2019. We also continue to improve our efficiency, which resulted in a decrease in noninterest expenses quarter over quarter.”

Smith concluded, “I am very pleased with the results for the quarter and the trends we are seeing in all of our key metrics, which resulted in an annualized return on equity of 10.02% for the first quarter of 2019, an increase from 8.30% a year ago. I am also pleased that we paid our first quarterly dividend in over nine years as the Company continues to grow earnings to give our shareholders sound results.”

RESULTS OF OPERATIONS

Net income was $3.5 million for the first quarter of 2019, compared with net income of $3.4 million in the fourth quarter of 2018 and net income of $2.6 million in the first quarter of 2018. Earnings per common share, basic and fully diluted, were $0.16 per share, $0.15 per share and $0.12 per share for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively.

1

The increase of $909,000, or 35.0%, in net income, for the first quarter of 2019 compared with the first quarter of 2018 was primarily the result of a $1.7 million increase in interest income and a reduction of $526,000 in noninterest expenses. Offsetting these increases to net income was an increase of $1.1 million in interest expense, an increase of $256,000 in income tax expense and a decrease of $19,000 in noninterest income. Details on the drivers of these year-over-year changes are presented below.

The increase of $146,000 in net income on a linked quarter basis was driven by an increase of $298,000 in interest income and a decrease of $193,000 in noninterest expenses. Offsetting these increases to net income was an increase of $266,000 in interest expenses and a decrease in noninterest income of $70,000. Linked quarter details are also provided below.

The following table presents summary income statements for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018.

SUMMARY INCOME STATEMENT
(Dollars in thousands)	For the three months ended
	31-Mar-19	31-Dec-18	31-Mar-18
Interest income	$15,806	$15,508	$14,079
Interest expense	3,681	3,415	2,612
Net interest income	12,125	12,093	11,467
Provision for loan losses	-	-	-
Net interest income after provision for loan losses	12,125	12,093	11,467
Noninterest income	1,014	1,084	1,033
Noninterest expense	8,840	9,033	9,366
Income before income taxes	4,299	4,144	3,134
Income tax expense	796	787	540
Net income	$3,503	$3,357	$2,594

EPS Basic	$0.16	$0.15	$0.12
EPS Diluted	$0.16	$0.15	$0.12

Return on average assets, annualized	1.01%	0.98%	0.78%
Return on average equity, annualized	10.02%	10.01%	8.30%

Net Interest Income

Linked Quarter Basis

Net interest income was $12.1 million for each of the quarters ended March 31, 2019 and December 31, 2018. There was an increase across quarters of $32,000, or 0.3%.

Interest income on a linked quarter basis increased $298,000, or 1.9%, to $15.8 million for the first quarter of 2019. Interest income with respect to loans, excluding PCI loans, increased $250,000, or 2.1%, during the first quarter of 2019 when compared with the fourth quarter of 2018. This increase was partially attributed to continued loan growth, excluding PCI loans, coupled with higher average interest rates. The yield on loans increased from 4.95% in the fourth quarter of 2018 to 5.04% in the first quarter of 2019. The average balance of loans, excluding PCI loans, increased $23.6 million, or 2.4%, on a linked quarter basis. Interest income with respect to PCI loans was $1.3 million in each of the fourth quarter of 2018 and the first quarter of 2019.Interest income on securities increased $48,000 on a linked quarter basis.

Interest income on securities on a tax-equivalent basis equaled $2.1 million for the first quarter of 2019, which was an increase of $40,000 from the fourth quarter of 2018. The tax-equivalent yield on the securities portfolio was 3.35% in the first quarter of 2019 and 3.31% in the fourth quarter of 2018, both based on a 21.0% income tax rate.

Interest expense of $3.7 million in the first quarter of 2019 was an increase of $266,000, or 7.8%, on a linked quarter basis. Interest on deposits increased $174,000, or 5.7%. Interest on borrowed funds increased $92,000, or 25.9%. Average interest bearing balances of Federal Home Loan Bank and other borrowings increased $8.4 million from the fourth quarter of 2018 to the first quarter of 2019. The cost on these borrowings increased from 2.08% in the fourth quarter of 2018 to 2.20% in the first quarter of 2019. The Company’s cost of interest bearing deposits of 1.31% in the first quarter of 2019 was an increase of nine basis points from the prior quarter.

With the changes in interest income noted above, the tax-equivalent net interest margin improved from 3.78% in the fourth quarter of 2018 to 3.81% in the first quarter of 2019. The interest spread was 3.57% each quarter.

2

Year-Over-Year

Net interest income increased $658,000, or 5.7%, from the first quarter of 2018 to the first quarter of 2019. Net interest income was $12.1 million in the first quarter of 2019 compared with $11.5 million for the same period in 2018. Interest income increased $1.7 million, or 12.3%, over this time period. The increase in interest income was generated by an increase of $51.1 million, or 4.1%, in the level of average earning assets. The yield on earning assets increased from 4.60% in the first quarter of 2018 to 4.95% in the first quarter of 2019. The average balance of loans, excluding PCI loans, increased $55.6 million, or 5.9%, from $943.4 million in the first quarter of 2018 to $999.0 million in the first quarter of 2019. Interest and dividends on securities was $2.0 million in the first quarter of 2019, an increase of $233,000, or 13.2%, over interest and dividends on securities of $1.8 million in the first quarter of 2018. On a tax-equivalent basis, the yield on investment securities was 3.35% in the first quarter of 2019 and 2.98% in the first quarter of 2018, both of which are based on a 21.0% income tax rate.

Interest on PCI loans was $1.3 million in the first quarter of 2019 compared with $1.4 million in the first quarter of 2018. The average balance of the PCI portfolio declined $5.5 million during the year-over-year comparison period.

Interest expense increased $1.1 million, or 40.9%, when comparing the first quarter of 2018 and the first quarter of 2019. Interest expense on deposits increased $1.1 million, or 50.9%, as the average balance of interest bearing deposits increased $55.7 million, or 5.9%. Additionally, the average balance of lower cost savings and money market accounts decreased by $17.8 million while the average balance of higher cost time deposits increased by $71.4 million, or 12.9%. The shift in deposit balances increased the cost of interest bearing deposits from 0.92% in the first quarter of 2018 to 1.31% in the first quarter of 2019.

FHLB and other borrowings decreased, on average, $32.3 million year-over-year, and there was an increase in the rate paid, from 1.74% in the first quarter of 2018 to 2.20% in the first quarter of 2019. The impact of the lower average balances lowered borrowing costs but was partially mitigated by the increase in rates. The result was a decrease of $22,000 in short-term borrowing costs and interest expense on FHLB advances. Overall, the Bank’s cost of interest bearing liabilities increased 38 basis points, from 1.00% in the first quarter of 2018 to 1.38% in the first quarter of 2019.

The tax-equivalent net interest margin increased five basis points, from 3.76% in the first quarter of 2018 to 3.81% in the first quarter of 2019. Conversely, the interest spread decreased from 3.60% to 3.57% over the same time period.  The increase in the margin, despite a decrease in spread, was precipitated by increases of $12.1 million, or 8.2%, in the average balance of noninterest bearing deposits, and $14.9 million, or 11.9%, in the average balance in shareholders’ equity. Both of these categories carry no direct interest expense, but the increase was used to fund growth in earning assets.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018.

NET INTEREST MARGIN
(Dollars in thousands)	For the three months ended
	31-Mar-19	31-Dec-18	31-Mar-18
Average interest earning assets	$1,304,842	$1,283,502	$1,253,752
Interest income	$15,806	$15,508	$14,079
Interest income - tax-equivalent	$15,933	$15,643	$14,233
Yield on interest earning assets	4.95%	4.84%	4.60%
Average interest bearing liabilities	$1,082,186	$1,066,139	$1,054,282
Interest expense	$3,681	$3,415	$2,612
Cost of interest bearing liabilities	1.38%	1.27%	1.00%
Net interest income	$12,125	$12,093	$11,467
Net interest income - tax-equivalent	$12,252	$12,228	$11,621
Interest spread	3.57%	3.57%	3.60%
Net interest margin	3.81%	3.78%	3.76%

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was no provision for loan losses on the loan portfolio, excluding PCI loans, during either of the first quarter of 2019 or the first quarter of 2018. The absence of a provision in the first quarter of 2019 was a result of the level of loan growth coupled with stable asset quality and coverage ratios in the overall portfolio and its nonperforming components. There was no provision for loan losses in the fourth quarter of 2018. With respect to the PCI portfolio, due to the stable nature of its performance and its declining balances over time as the portfolio amortizes, no provision was taken during either of the first quarter of 2019, the fourth quarter of 2018 or the first quarter of 2018. Additional discussion of loan quality is presented below.

3

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.0 million for the first quarter of 2019, a $70,000 decrease compared with $1.1 million for the fourth quarter of 2018.  Service charges and fees declined by $83,000 and were $609,000 in the first quarter of 2019 compared with $692,000 in the fourth quarter of 2018. The decrease in service charge income is the result of the increased volume of debit card transactions and overdraft fees that occur in the fourth quarter of a typical year, with the past two quarters following the normal pattern. Other noninterest income of $176,000 was a decrease of $13,000 from the fourth quarter of 2018, primarily due to a decrease in dividend income from investments in partnerships. Partially offsetting the decrease was an increase in mortgage loan income of $31,000, or 99.1%, which was $62,000 in the first quarter of 2019, compared with $31,000 in the fourth quarter of 2018.

Year-Over-Year

Noninterest income decreased $19,000, or 1.8%, and was $1.0 million in both the first quarter of 2019 and the first quarter of 2018. Mortgage loan income decreased $49,000, or 44.1%, from $111,000 in the first quarter of 2018 to $62,000 in the first quarter of 2019. Gain (loss) on securities transactions, net decreased $44,000 year-over-year as losses of $14,000 were realized in the first quarter of 2019 versus gains realized of $30,000 in the first quarter of 2018. Offsetting these declines in noninterest income year-over-year were increases of $48,000 in other noninterest income and $28,000 in service charges and fees. Other noninterest income of $176,000 in the first quarter of 2019 compared with $128,000 in the first quarter of 2018. The increase of $48,000 was the result of a $34,000 increase in brokerage fees and commissions combined with an increase of $13,000 in partnership dividend income. Service charges and fees were $609,000 in the first quarter of 2019 and increased from $581,000, or 4.82%, as a result of an increase in the volume of new accounts. There was an increase of $15.7 million, or 10.4%, year-over-year, in noninterest bearing account balances.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $8.8 million for the first quarter of 2019, as compared with $9.0 million for the fourth quarter of 2018, a decrease of $193,000, or 2.1%. Salaries and employee benefits in the first quarter of 2019 were $5.4 million compared with $5.6 million in the fourth quarter of 2018. This is a decrease of $199,000, or 3.6% on a linked quarter basis. The primary reasons for the decreases were reductions of $309,000 in salaries and $79,000 in group insurance expenses which were offset by a $140,000 increase in payroll taxes. Also declining on a linked quarter basis was data processing fees, which were $568,000 in the first quarter of 2019 compared with $655,000 in the fourth quarter of 2018. The decrease of $87,000 in the first quarter of 2019 was associated with increased costs for year-end processing during the fourth quarter. Other operating expenses decreased $27,000 on a linked quarter basis, from $1.5 million in the fourth quarter of 2018 to $1.4 million in the first quarter of 2019. FDIC assessment also decreased $27,000, from $177,000 in the fourth quarter of 2018 to $150,000 in the first quarter of 2019. Offsetting these decreases to noninterest expenses were increases of $103,000 in occupancy expenses and $37,000 in other real estate expenses. Occupancy expenses were $930,000 in the first quarter of 2019 and included higher expense recognized as a result of the opening of a new branch and a loan production office, in addition to the new lease accounting rules that took effect in the first quarter of 2019.

Year-Over-Year

Noninterest expenses decreased $526,000, or 5.6%, when comparing the first quarter of 2019 to the same period in 2018. The largest component of the change was a reduction of $468,000 in salaries and employee benefits. The decrease year-over-year was largely attributable to abnormally higher group benefit costs in the first quarter of 2018, which accounted for $446,000 of the $468,000 decrease. Other operating expenses of $1.4 million in the first quarter of 2019 was a decrease of $211,000 from the same period in 2018. Telephone and internet data declined $187,000 year-over-year as a telephone provider contract was terminated in the first quarter of 2018, with associated breakage fees, but resulted in a much lower quarterly expense thereafter. Offsetting these decreases was an increase in occupancy expenses, which increased $118,000 year-over-year, and were $930,000 in the first quarter of 2019 compared with $812,000 in the first quarter of 2018. The opening of new branches since the first quarter of 2018 and the new lease accounting rules were the drivers of the increase. These openings also resulted in an increase year-over-year in equipment expenses, which increased $67,000, from $314,000 to $381,000.

4

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018.

OTHER OPERATING EXPENSES
(Dollars in thousands)	For the three months ended
	31-Mar-19	31-Dec-18	31-Mar-18
Bank franchise tax	$220	$179	$179
Telephone and internet line	56	53	243
Stationery, printing and supplies	167	163	178
Marketing expense	170	146	178
Credit expense	63	128	91
Outside vendor fees	139	177	145
Other expenses	623	619	635
Total other operating expenses	$1,438	$1,465	$1,649

Income Taxes

Income tax expense was $796,000 for the three months ended March 31, 2019, compared with income tax expense of $787,000 and $540,000 for the fourth and first quarters of 2018, respectively. The effective tax rate for the first quarter of 2019 was 18.5% compared with 19.0% in the fourth quarter of 2018 and 17.2% for the first quarter of 2018.

FINANCIAL CONDITION

Total assets increased $6.1 million, or 0.4%, to $1.399 billion at March 31, 2019 when compared to December 31, 2018. Total assets increased $46.0 million, or 3.4%, since March 31, 2018. Total loans, excluding PCI loans, were $998.0 million at March 31, 2019, increasing $4.3 million, or 0.4%, from year end 2018 and $33.7 million, or 3.5%, from March 31, 2018.  Total PCI loans were $36.8 million at March 31, 2019 versus $38.3 million at the prior quarter end and $42.2 million at March 31, 2018.

During the first quarter of 2019, construction and land development loans, totaling $123.5 million, grew by $3.1 million, or 2.5%. Agriculture loans secured by real estate grew by $2.4 million, or 28.8%, and totaled $10.8 million at March 31, 2019. Commercial loans grew $2.1 million and were $190.8 million at March 31, 2019. Offsetting this loan growth was a decline in multifamily loans, which declined $1.6 million as a result of payoff activity and ended the period at $57.9 million, 5.8% of the total portfolio. Also, residential 1 – 4 family loans declined by $920,000 and ended the period at $215.3 million, or 21.6% of the portfolio. Commercial real estate loans, the largest category of loans, at $379.1 million, or 38.0% of gross loans outstanding, declined $792,000. Other loan categories declined a nominal $155,000 during the first quarter of 2019.

The Company’s loan portfolio exhibited growth trends in a number of categories when comparing March 31, 2019 and March 31, 2018. Total loans grew $33.7 million, or 3.5%, over the time frame with commercial loans growing by $20.4 million, or 12.0%, followed by growth of $7.6 million, or 2.1%, in commercial mortgage loans on real estate, $13.9 million, or 12.7%, in construction and land development loans, $3.4 million in agriculture loans secured by real estate loans and $405,000 in all other loans. Offsetting these growth categories were decreases in residential 1-4 family loans of $7.4 million, multifamily loans of $2.0 million, consumer installment loans of $2.0 million and second mortgages of $723,000.

5

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at March 31, 2019, December 31, 2018 and March 31, 2018.

LOANS (excluding PCI loans)
(Dollars in thousands)	31-Mar-19		31-Dec-18		31-Mar-18
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$215,348	21.58%	$216,268	21.77%	$222,717	23.10%
Commercial	379,112	37.99	379,904	38.23	371,494	38.52
Construction and land development	123,475	12.37	120,413	12.12	109,534	11.36
Second mortgages	6,966	0.70	6,778	0.68	7,689	0.80
Multifamily	57,931	5.81	59,557	5.99	59,920	6.21
Agriculture	10,780	1.08	8,370	0.84	7,424	0.77
Total real estate loans	793,612	79.53	791,290	79.63	778,778	80.76
Commercial loans	190,832	19.12	188,722	18.99	170,445	17.67
Consumer installment loans	11,923	1.19	12,048	1.21	13,878	1.44
All other loans	1,615	0.16	1,645	0.17	1,210	0.13
Gross loans	997,982	100.00%	993,705	100.00%	964,311	100.00%
Allowance for loan losses	(8,661)		(8,983)		(8,968)
Loans, net of unearned income	$989,321		$984,722		$955,353

The Company’s securities portfolio, excluding restricted equity securities, declined $7.3 million since year end 2018 to $241.6 million at March 31, 2019. Securities balances declined $5.1 million since March 31, 2018. Net losses of $14,000 were recognized during the first quarter of 2019 compared with $12,000 in net losses in the fourth quarter of 2018. Net gains of $30,000 were recognized in the first quarter of 2018. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $35.8 million, $34.2 million and $21.3 million at March 31, 2019, December 31, 2018 and March 31, 2018, respectively. There were federal funds sold of $240,000 at March 31, 2019 and federal funds purchased of $19.4 million at December 31, 2018. At March 31, 2018, there were federal funds purchased of $20.0 million and federal funds sold of $152,000. Interest bearing bank balances were $18.8 million at March 31, 2019 compared with $15.9 million at December 31, 2018 and $9.1 million at March 31, 2018.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, restricted, at March 31, 2019, December 31, 2018 and March 31, 2018.

SECURITIES PORTFOLIO
(Dollars in thousands)	31-Mar-19		31-Dec-18		31-Mar-18
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue	$11,982	$11,748	$13,460	$13,124	$14,967	$14,528
U.S. Government agencies	23,949	23,848	24,689	24,609	32,179	32,300
State, county, and municipal	110,171	111,932	112,465	112,542	123,949	123,574
Mortgage backed securities	41,342	41,293	46,877	46,417	24,663	23,949
Asset backed securities	5,222	5,270	5,342	5,411	6,954	7,100
Corporate	6,002	6,003	4,685	4,623	748	714
Total securities available for sale	$198,668	$200,094	$207,518	$206,726	$203,460	$202,165

	31-Mar-19		31-Dec-18		31-Mar-18
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Held to Maturity
U.S. Government agencies	$10,000	$9,859	$10,000	$9,790	$10,000	$9,745
State, county, and municipal	31,458	32,186	32,108	32,463	34,111	34,405
Mortgage backed securities	-	-	-	-	423	428
Total securities held to maturity	$41,458	$42,045	$42,108	$42,253	$44,534	$44,578

Interest bearing deposits at March 31, 2019 were $1.002 billion, an increase of $2.5 million from December 31, 2018 and $56.1 million, or 5.9%, greater than at March 31, 2018. Time deposits less than or equal to $250,000 increased by $14.5 million, or 3.0%, during the first quarter of 2019, followed by increases of $4.9 million in time deposits over $250,000 and $1.3 million in savings account balances. The increase in time deposit balances was the result of a shift during the quarter from NOW and MMDA balances as higher rates were an enhancement to consumers to obtain higher returns on their deposit balances. NOW accounts declined $14.3 million during the first quarter of 2019 while MMDA balances fell by $3.9 million.

6

When compared with March 31, 2018, interest bearing deposits grew by $56.1 million. Time deposits less than or equal to $250,000 grew by 14.7%, or $64.2 million, while time deposits over $250,000 grew by $19.4 million, or 16.9%. Offsetting these year-over-year increases was a decrease of $25.4 million in MMDA balances, the result of the expiration of new account promotional rates at new branches and the shifting of funds by customers into higher yielding time deposits.

The following table compares the mix of interest bearing deposits at March 31, 2019, December 31, 2018 and March 31, 2018.

INTEREST BEARING DEPOSITS
(Dollars in thousands)
	31-Mar-19	31-Dec-18	31-Mar-18
NOW	$151,647	$165,946	$154,236
MMDA	123,024	126,933	148,404
Savings	94,229	92,910	93,724
Time deposits less than or equal to $250,000	499,698	485,155	435,481
Time deposits over $250,000	133,817	128,945	114,438
Total interest bearing deposits	$1,002,415	$999,889	$946,283

FHLB advances were $69.1 million at March 31, 2019, compared with $59.4 million at December 31, 2018 and $101.1 million at March 31, 2018. The increase of $9.7 million in FHLB advances in the first quarter of 2019 was used to reduce federal funds purchased levels of $19.4 million at year end 2018.

Shareholders’ equity was $142.3 million at March 31, 2019, $137.5 million at December 31, 2018 and $125.0 million at March 31, 2018. Shareholders equity to assets was 10.2% at March 31, 2019, 9.9% December 31, 2018 and 9.2% at March 31, 2018. The Board of Directors recommenced a quarterly dividend to shareholders in the first quarter of 2019, with a $0.03 per common share dividend that totaled $665,000 in the aggregate and was paid on April 1, 2019.

Asset Quality – excluding PCI loans

Nonperforming loans were $11.0 million at March 31, 2019, a $1.5 million increase from $9.5 million at December 31, 2018. The increase was the net result of $3.4 million in additions to nonperforming loans and $1.9 million in reductions. The increase related mainly to two commercial loans totaling $616,000 and one multifamily real estate loan of $2.6 million. With respect to the reductions in nonperforming loans, $97,000 were payments to existing credits, $542,000 were charge-offs, and $1.3 million were paid off.

Total non-performing assets totaled $12.2 million at March 31, 2019 compared with $10.6 million at December 31, 2018. Total nonperforming assets decreased $1.0 million, or 7.9%, since March 31, 2018. There were net charge-offs of $322,000 in the first quarter of 2019, $10,000 in the fourth quarter of 2018 and $1,000 in the first quarter of 2018.

The allowance for loan losses equaled 78.8% of nonaccrual loans at March 31, 2019, compared with 94.6% at December 31, 2018 and 88.9% at March 31, 2018. The ratio of nonperforming assets to loans and other real estate owned (OREO) was 1.22% at March 31, 2019 compared with 1.07% at December 31, 2018 and 1.37% at March 31, 2018.

The following table reconciles the activity in the Company's allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES
(Dollars in thousands)	2019	2018
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$8,983	$8,993	$9,089	$8,968	$8,969
Provision for loan losses	-	-	-	-	-
Net (charge-offs) recoveries	(322)	(10)	(96)	121	(1)
End of period	$8,661	$8,983	$8,993	$9,089	$8,968

7

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY

(Dollars in thousands)	2019	2018
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Nonaccrual loans	$10,990	$9,500	$8,894	$9,343	$10,090
Total nonperforming loans	10,990	9,500	8,894	9,343	10,090
Other real estate owned	1,225	1,099	1,732	3,147	3,166
Total nonperforming assets	$12,215	$10,599	$10,626	$12,490	$13,256

Allowance for loan losses to loans	0.87%	0.90%	0.93%	0.94%	0.93%
Allowance for loan losses to nonaccrual loans	78.81	94.57	101.11	97.28	88.88
Nonperforming assets to loans and other real estate	1.22	1.07	1.10	1.29	1.37
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.13%	-%	0.04%	(0.05)%	-%

A further breakout of nonaccrual loans, excluding PCI loans, at March 31, 2019, December 31, 2018, and March 31, 2018 is below.

NONACCRUAL LOANS
(Dollars in thousands)	31-Mar-19	31-Dec-18	31-Mar-18
	Amount	Amount	Amount
Mortgage loans on real estate:
Residential 1-4 family	$1,133	$1,257	$1,985
Commercial	1,299	2,123	1,466
Construction and land development	4,101	4,571	5,554
Multifamily	2,552	-	-
Agriculture	-	-	67
Total real estate loans	$9,085	$7,951	$9,072
Commercial loans	1,899	1,549	1,014
Consumer installment loans	6	-	4
Gross loans	$10,990	$9,500	$10,090

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.5% at March 31, 2019 compared with 13.3% at December 31, 2018. The tier 1 risk-based capital ratio was 12.7% at March 31, 2019 and 12.6% at December 31, 2018. The Bank’s tier 1 leverage ratio was 10.3% at March 31, 2019 and 10.2% at December 31, 2018.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.7% at March 31, 2019 and 12.6% at December 31, 2018.

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, April 26, 2019, at 10:00 a.m. Eastern Time to discuss the financial results for the first quarter of 2019. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on April 26, 2019, until 9:00 a.m. Eastern Time on May 17, 2019. The replay will be available by dialing 877-344-7529 and entering access code 10130676 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 26 full-service offices, 20 of which are in Virginia and six of which are in Maryland.  The Bank also operates two loan production offices. The Bank will close its Fairfax branch office on May 31, 2019.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

8

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

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COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in thousands)

	31-Mar-19	31-Dec-18	31-Mar-18
Assets
Cash and due from banks	$16,809	$18,292	$12,013
Interest bearing bank deposits	18,757	15,927	9,141
Federal funds sold	240	-	152
Total cash and cash equivalents	35,806	34,219	21,306

Securities available for sale, at fair value	200,094	206,726	202,165
Securities held to maturity, at cost	41,458	42,108	44,534
Equity securities, restricted, at cost	8,426	7,800	9,356
Total securities	249,978	256,634	256,055

Loans held for resale	396	146	-

Loans	997,982	993,705	964,311
Purchased credit impaired (PCI) loans	36,803	38,285	42,215
Allowance for loan losses	(8,661)	(8,983)	(8,968)
Allowance for loan losses – PCI loans	(156)	(156)	(200)
Net loans	1,025,968	1,022,851	997,358

Bank premises and equipment, net	31,142	31,488	29,761
Bank premises and equipment held for sale	1,252	1,252	525
Leased assets	7,177	-	-
Other real estate owned	1,225	1,099	3,166
Bank owned life insurance	29,015	28,834	28,282
Other assets	17,311	16,627	16,779
Total assets	$1,399,270	$1,393,150	$1,353,232

Liabilities
Deposits:
Noninterest bearing	$165,708	$165,086	$150,037
Interest bearing	1,002,415	999,889	946,283
Total deposits	1,168,123	1,164,975	1,096,320

Federal funds purchased	-	19,440	20,000
Federal Home Loan Bank advances	69,072	59,447	101,061
Trust preferred capital notes	4,124	4,124	4,124
Lease liabilities	7,418	-	-
Other liabilities	8,225	7,703	6,683
Total liabilities	1,256,962	$1,255,689	$1,228,188

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,168,979, 22,132,304, and 22,084,193 shares issued and outstanding, respectively)	222	221	221
Additional paid in capital	149,115	148,763	147,935
Retained deficit	(7,406)	(10,244)	(21,338)
Accumulated other comprehensive (loss) income	377	(1,279)	(1,774)
Total shareholders' equity	142,308	137,461	125,044
Total liabilities and shareholders' equity	$1,399,270	$1,393,150	$1,353,232

Shareholder equity to Assets	10.17%	9.87%	9.24%

10

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in thousands)	Three months ended
	31-Mar-19	31-Dec-18	30-Sep-18	30-Jun-18	31-Mar-18
Interest and dividend income
Interest and fees on loans	$12,419	$12,169	$11,893	$11,353	$10,876
Interest and fees on PCI loans	1,293	1,285	1,265	1,274	1,398
Interest on federal funds sold	-	4	-	1	-
Interest on deposits in other banks	96	100	94	69	40
Interest and dividends on securities
Taxable	1,522	1,442	1,364	1,266	1,186
Nontaxable	476	508	528	547	579
Total interest and dividend income	15,806	15,508	15,144	14,510	14,079
Interest expense
Interest on deposits	3,234	3,060	2,699	2,355	2,143
Interest on borrowed funds	447	355	465	508	469
Total interest expense	3,681	3,415	3,164	2,863	2,612

Net interest income	12,125	12,093	11,980	11,647	11,467

Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	12,125	12,093	11,980	11,647	11,467

Noninterest income
Service charges and fees	609	692	626	611	581
Gain (loss) on securities transactions, net	(14)	(12)	68	(16)	30
Gain on sale of loans, net	-	-	65	53	-
Income on bank owned life insurance	181	184	184	184	183
Mortgage loan income	62	31	97	80	111
Other	176	189	171	223	128
Total noninterest income	1,014	1,084	1,211	1,135	1,033

Noninterest expense
Salaries and employee benefits	5,381	5,580	5,029	5,019	5,849
Occupancy expenses	930	827	780	769	812
Equipment expenses	381	374	366	344	314
FDIC assessment	150	177	195	198	206
Data processing fees	568	655	482	499	486
Other real estate expenses, net	(8)	(45)	63	45	50
Other operating expenses	1,438	1,465	1,376	1,313	1,649
Total noninterest expense	8,840	9,033	8,291	8,187	9,366

Income before income taxes	4,299	4,144	4,900	4,595	3,134
Income tax expense	796	787	945	813	540
Net income	$3,503	$3,357	$3,955	$3,782	$2,594

11

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Dollars in thousands)

	Three months ended March 31, 2019			Three months ended March 31, 2018
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$999,047	$12,419	5.04%	$943,398	$10,876	4.68%
PCI loans, including fees	37,783	1,293	13.69	43,331	1,398	12.91
Total loans	1,036,830	13,712	5.36	986,729	12,274	5.05
Interest bearing bank balances	14,376	96	2.70	9,060	40	1.80
Federal funds sold	55	-	2.41	58	-	1.55
Securities (taxable)	186,370	1,522	3.27	176,563	1,186	2.69
Securities (tax exempt) (1)	67,211	603	3.59	81,342	733	3.60
Total earning assets	1,304,842	15,933	4.95	1,253,752	14,233	4.60
Allowance for loan losses	(9,084)			(9,177)
Non-earning assets	96,770			88,610
Total assets	$1,392,528			$1,333,185

LIABILITIES AND
SHAREHOLDERS’ EQUITY
Demand - interest bearing	$157,773	$87	0.22	$155,682	$77	0.20
Savings and money market	220,945	293	0.54	238,738	314	0.53
Time deposits	623,417	2,854	1.86	551,987	1,752	1.29
Total interest bearing deposits	1,002,135	3,234	1.31	946,407	2,143	0.92
Short-term borrowings	6,837	50	2.94	2,343	11	1.95
FHLB and other borrowings	73,214	397	2.20	105,532	458	1.74
Total interest bearing liabilities	1,082,186	3,681	1.38	1,054,282	2,612	1.00
Noninterest bearing deposits	160,496			148,371
Other liabilities	9,974			5,542
Total liabilities	1,252,656			1,208,195
Shareholders’ equity	139,872			124,990
Total liabilities and
shareholders’ equity	$1,392,528			$1,333,185
Net interest earnings		$12,252			$11,621
Interest spread			3.57%			3.60%
Net interest margin			3.81%			3.76%

Tax-equivalent adjustment:
Securities		$127			$155

(1)  Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 21%.

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